UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 26, 2018 (March 23, 2018)

Date of Report (Date of earliest event reported)

Legacy Reserves LP

(Exact name of registrant as specified in its charter)

Delaware	001-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall St., Suite 1800, Midland, TX 79701

(Address of principal executive offices) (Zip Code)

(432) 689-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On March 26, 2018, Legacy Reserves LP, a Delaware limited partnership (the “Partnership”), announced its intent to consummate a transaction that would result in the Partnership and its general partner, Legacy Reserves GP, LLC, a Delaware limited liability company (the “General Partner”), becoming subsidiaries of a newly formed Delaware corporation, Legacy Reserves Inc. (“New Legacy”), and the Partnership’s unitholders and preferred unitholders becoming common stockholders of New Legacy (such transaction referred to herein collectively as the “Corporate Reorganization”). Upon the terms and conditions set forth in the agreements described in Item 1.01 of this Current Report on Form 8-K, upon the consummation of the Corporate Reorganization:

•	New Legacy, which is currently a wholly owned subsidiary of the General Partner, will acquire all of the issued and outstanding limited liability company interests in the General Partner and will become the sole member of the General Partner (the “Proposed GP Acquisition”), as described under the caption “GP Purchase Agreement”; and

•	the Partnership will merge with Legacy Reserves Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of New Legacy (“Merger Sub”), with the Partnership continuing as the surviving entity and as a subsidiary of New Legacy, the limited partner interests of the Partnership other than the incentive distribution units in the Partnership (the “IDUs”) being exchanged for New Legacy common stock and the General Partner interest remaining outstanding, as described under the caption “Merger Agreement”.

The Corporate Reorganization will constitute a “Change of Control” under (i) the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”); (ii) the Third Amended and Restated Credit Agreement, dated as of April 1, 2014, by and among the Partnership, as borrower, the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, and the lenders signatory thereto (as amended, the “Credit Agreement”); (iii) the Term Loan Credit Agreement, dated as of October 25, 2016, by and among the Partnership, as borrower, Cortland Capital Market Services LLC, as administrative agent and second lien collateral agent, and the lenders party thereto (as amended, the “Term Loan Agreement”); (iv) the Indenture, dated as of December 4, 2012, by and among the Partnership, Finance Corporation, a Delaware corporation and a wholly owned subsidiary of the Partnership (“Finance Corp.”), the guarantors named therein and Wilmington Trust, National Association, as successor trustee (the “Trustee”), governing the 8% Senior Notes due 2020 (the “2020 Notes Indenture”); and (v) the Indenture, dated as of May 28, 2013, by and among the Partnership, Finance Corp., the guarantors named therein and the Trustee governing the 6.625% Senior Notes due 2021 (the “2021 Notes Indenture”). As described below, the Partnership is entering into amendments to the Credit Agreement and the Term Loan Agreement, and commencing consent solicitations in order, in the case of the 2020 Notes Indenture and the 2021 Notes Indenture, to amend the definition of “Change of Control” therein and, in the case of the Credit Agreement and the Term Loan Agreement, to waive application with respect to the Corporate Reorganization of the definition of “Change in Control” therein, so that the Corporate Reorganization will not trigger an event of default in respect of a “Change of Control” or “Change in Control,” as applicable.

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On March 23, 2018, the Partnership entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Partnership, the General Partner, New Legacy and Merger Sub, pursuant to which New Legacy will acquire, directly or indirectly, upon the terms and conditions set forth in the Merger Agreement, all of the outstanding units representing limited partner interests in the Partnership (the “Units” and the holders of Units, the “Unitholders”). Upon the terms and conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Partnership, with the Partnership continuing as the surviving entity and as a wholly owned subsidiary of New Legacy (the “Merger”).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and except as otherwise described herein:

•	each Unit issued and outstanding will be converted into the right to receive 1.0 share of New Legacy’s common stock, par value $0.01 per share (“Common Stock”);

•	pursuant to the terms of the Partnership Agreement, each 8% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Unit in the Partnership (each, a “Series A Preferred Unit”) issued and outstanding will be converted into the right to receive 1.9620 shares of Common Stock (the “Series A Merger Consideration”), with any rights to accumulated and unpaid distributions being discharged and the Series A Preferred Units being cancelled;

•	pursuant to the terms of the Partnership Agreement, each 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Unit in the Partnership (each, a “Series B Preferred Unit”) issued and outstanding will be converted into the right to receive 1.72236 shares of Common Stock (the “Series B Merger Consideration”), with any rights to accumulated and unpaid distributions being discharged and the Series B Preferred Units being cancelled;

•	all IDUs issued and outstanding will be automatically cancelled and will cease to exist; and

•	the General Partner’s general partner interest will remain outstanding in the Partnership, unaffected by the Merger.

Notwithstanding the above, (x) all Units, Series A Preferred Units and Series B Preferred Units that are owned immediately prior to the Effective Time by the Partnership or its subsidiaries, will be automatically cancelled and will cease to exist, and (y) any Units owned immediately prior to the Effective Time by the General Partner or New Legacy or any of New Legacy’s subsidiaries, will remain outstanding in the Partnership, unaffected by the Merger.

The board of directors of the General Partner (the “GP Board”) has unanimously approved the Merger Agreement, has determined that the Merger is fair and reasonable to, and in the best interests of, the Partnership, the Partnership’s subsidiaries and the Unitholders (other than the General Partner and its affiliates), and has resolved to recommend that the Unitholders approve the

Merger Agreement. The Merger Agreement permits the GP Board to change such recommendation if it concludes that recommending to the Unitholders approval of the Merger Agreement would be inconsistent with its duties to the Unitholders under applicable law. In addition, the GP Board has determined, in the good faith exercise of its reasonable business judgment, that no conflict exists between the interests of the General Partner or any of its affiliates, on the one hand, and the interests of the Partnership, its subsidiaries and the Unitholders, on the other hand, in connection with the Corporate Reorganization, other than in connection with the Proposed GP Acquisition. In addition, the members of the General Partner have consented to the Merger in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of the General Partner (as amended, the “GP LLCA”).

The Merger Agreement contains customary representations and warranties from the Partnership and the General Partner, on the one hand, and New Legacy and Merger Sub, on the other hand, and each party has agreed to customary covenants, including, among others, to use reasonable best efforts to cause the Merger to be consummated and to obtain expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

Completion of the Merger is subject to certain customary conditions, including, among others: (i) approval of the Merger Agreement by a majority of the votes cast at a special meeting of the Unitholders (“Unitholder Approval”); (ii) expiration or termination of applicable waiting periods under the HSR Act; (iii) there being no law or injunction prohibiting consummation of the transactions contemplated under the Merger Agreement; (iv) the effectiveness of a registration statement on Form S-4; (v) approval for listing the Common Stock on a national securities exchange; (vi) the entrance into, and the satisfaction or waiver of all conditions precedent necessary for the effectiveness of, the Credit Agreement Amendment, the Term Loan Amendment, the 2020 Notes Supplemental Indenture and the 2021 Notes Supplemental Indenture (each such term as defined below); (vii) the satisfaction or waiver of all conditions precedent required to consummate the GP Purchase Agreement; (viii) New Legacy’s adoption of a long-term incentive plan and authorization of equity awards thereunder; (ix) subject to specified materiality standards, the accuracy of certain representations and warranties of the other party; and (x) compliance by the other party in all material respects with its covenants.

The Merger Agreement may be terminated at any time prior to the Effective Time (i) by the mutual written consent of the Partnership and New Legacy duly authorized by the GP Board and the board of directors of New Legacy (the “New Legacy Board”), (ii) if the closing has not occurred on or before December 31, 2018, (iii) if, upon the conclusion of the meeting of the Unitholders and any postponements and adjournments, the Unitholder Approval has not been obtained, and (iv) upon the occurrence of certain other events specified in the Merger Agreement.

Concurrent with the consummation of the Corporate Reorganization, New Legacy will amend and restate its certificate of incorporation and bylaws, and the New Legacy Board will be reconstituted in accordance with the terms of the Merger Agreement. The New Legacy Board will be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of the New Legacy Board will be elected each year.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Partnership, New Legacy or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Partnership, New Legacy, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Partnership or New Legacy or their subsidiaries or affiliates.

GP Purchase Agreement

On March 23, 2018, the Partnership entered into the GP Purchase Agreement (the “GP Purchase Agreement”), by and among the Partnership, the General Partner, New Legacy, Lion GP Interests, LLC (“Lion LLC”), Moriah Properties Limited (“Moriah”), and Brothers Production Properties, Ltd., Brothers Production Company, Inc., Brothers Operating Company, Inc., J&W McGraw Properties, Ltd., DAB Resources, Ltd. and H2K Holdings, Ltd. (collectively with Moriah, the “GP Members”). Moriah has previously entered into a membership interest purchase agreement with the other GP Members (the “MIPA”), by which the other GP Members will sell all of their membership interests in the General Partner (the “GP Interests”) to Moriah immediately prior to the closing of the Corporate Reorganization. Additionally, Moriah has entered into an assignment agreement with Lion LLC, by which Moriah has agreed to assign to Lion LLC all of its GP Interests and its right to purchase the GP Interests under the MIPA, such that immediately prior to the closing of the Corporate Reorganization, Lion LLC will be the sole member of the General Partner and own all of the GP Interests. Pursuant to the GP Purchase Agreement, New Legacy will then acquire all of the GP Interests from Lion LLC, making New Legacy the sole member of the General Partner. The aggregate consideration to be paid by New Legacy in exchange for the GP Interests is $3.0 million, plus certain expenses and legal fees.

The GP Purchase Agreement contains customary representations and warranties from New Legacy, on the one hand, and Lion LLC, on the other hand, and each party has agreed to customary covenants. In addition, the GP Members have agreed to vote any Units that they hold in the same manner as recommended by the Board with respect to the Corporate Reorganization as contemplated in the Merger Agreement. Immediately prior to the execution of the GP Purchase Agreement, the GP Members and their affiliates collectively owned 10,273,040 Units, representing an aggregate 13.4% limited partner interest in the Partnership.

The closing of the GP Purchase Agreement is subject to certain customary conditions, including, among others: (i) there being no law or injunction prohibiting consummation of the transactions contemplated under the GP Purchase Agreement or the Merger Agreement; (ii) subject to specified materiality standards, the accuracy of certain representations and warranties of New Legacy and Lion LLC, as applicable; (iii) the simultaneous closing of the transactions contemplated by the Merger Agreement; (iv) receipt of any required consents under the HSR Act or the expiration or termination of applicable waiting periods thereunder; and (v) compliance by New Legacy or Lion LLC, as applicable, in all material respects with its covenants.

The Conflicts Committee of the GP Board (the “Conflicts Committee”) and the GP Board (acting based upon the Special Approval of the Conflicts Committee (as defined in both the GP LLCA and the Partnership Agreement)), have determined that the GP Purchase Agreement is fair and reasonable to, and in the best interests of, the Partnership, its subsidiaries and the Unitholders (other than the General Partner and their affiliates). The Conflicts Committee, which consists entirely of independent directors, engaged an independent financial advisor and legal counsel in connection with the Proposed GP Acquisition and the GP Purchase Agreement.

The foregoing description of the GP Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the GP Purchase Agreement, which is filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated by reference herein.

Amendment to Credit Agreement

On March 23, 2018, the Partnership entered into an amendment to the Credit Agreement (the “Credit Agreement Amendment”). The Credit Agreement Amendment, subject to certain conditions, among which is the consummation of the Corporate Reorganization, amends certain provisions set forth in the Credit Agreement to, among other items:

•	permit the Corporate Reorganization and modify certain provisions to reflect the new corporate structure;

•	provide that New Legacy and the General Partner will guarantee the debt outstanding under the Credit Agreement;

•	provide that the Partnership may make unlimited restricted payments, subject to no default or event of default, pro forma availability under the Credit Agreement of at least 20%, and pro forma total leverage of not more than 3.00 to 1.00, as well as to pay taxes and ordinary course overhead expenses of New Legacy;

•	waive any “Change in Control” (as defined in the Credit Agreement) triggered by the Corporate Reorganization; and

•	permit redemptions of the Partnership’s 8% Senior Notes due 2020 (the “2020 Notes”), 6.625% Senior Notes due 2021 (the “2021 Notes”) and loans under the Term Loan Credit Agreement (“Term Loans”) with the cash proceeds of equity interests (or exchanges for equity interests) of New Legacy.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Amendment to Term Loan Agreement

On March 23, 2018, the Partnership entered into an amendment to the Term Loan Agreement (the “Term Loan Amendment”). The Term Loan Amendment, subject to certain conditions, among which is the consummation of the Corporate Reorganization, amends certain provisions set forth in the Term Loan Agreement to, among other items:

•	permit the Corporate Reorganization and modify certain provisions to reflect the new corporate structure;

•	provide that New Legacy and the General Partner will guarantee the debt outstanding under the Term Loan Agreement;

•	provide that the Partnership may make unlimited restricted payments, subject to no default or event of default, pro forma availability under the Term Loan Agreement of at least 20%, and pro forma total leverage of not more than 3.00 to 1.00, as well as to pay taxes and ordinary course overhead expenses of New Legacy;

•	waive any “Change in Control” (as defined in the Term Loan Agreement) triggered by the Corporate Reorganization;

•	waive any requirement to prepay the Term Loans using the Partnership’s Free Cash Flow or limit Capital Expenditures (each as defined in the Term Loan Agreement) prior to March 31, 2019; and

•	permit redemptions of the 2020 Notes and the 2021 Notes with the cash proceeds of equity interests (or exchanges for equity interests) of New Legacy.

The foregoing description of the Term Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the Term Loan Amendment, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

A&R Director Nomination Agreement

On March 23, 2018, the General Partner, New Legacy and GSO Capital Partners LP (“GSO”), entered into the Amended and Restated Director Nomination Agreement (the “A&R Director Nomination Agreement”), pursuant to which an individual designated by GSO (the “Designated Director”) will serve on the New Legacy Board.

In the event of the resignation, death or removal (for cause or otherwise) of the Designated Director from the New Legacy Board, GSO will have the right for the ensuing 90 days, or such longer period as agreed to by the New Legacy Board, to designate a successor Designated Director to the New Legacy Board to fill the resulting vacancy on the New Legacy Board (and any applicable committee thereof), subject to certain qualification requirements specified in the A&R Director Nomination Agreement.

The A&R Director Nomination Agreement will amend and restate, upon the consummation of the Corporate Reorganization, the existing Director Nomination Agreement, by and between the General Partner and GSO, dated as of October 25, 2016 (the “Existing Director Nomination Agreement”). If the Corporate Reorganization is not consummated, then the Existing Director Nomination Agreement will continue to govern the rights of the parties thereto.

The A&R Director Nomination Agreement will terminate automatically upon the earlier to occur of the Maturity Date of the Term Loan Agreement and the date on which there are no Term Loans outstanding and all commitments under the Term Loan Agreement are terminated.

The foregoing description of the Director Nomination Agreement does not purport to be complete and is qualified in its entirety by reference to the Director Nomination Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the captions “Amendment to Credit Agreement” and “Amendment to Term Loan Agreement” in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 5.01.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 23, 2018, the GP Members entered into an amendment to the GP LLCA (the “GP LLCA Amendment”), to provide that Special Approval of the Conflicts Committee is not required for the General Partner, or for the General Partner to cause the Partnership, to take certain actions, including consolidating, merging, or selling all or substantially all of the assets of, the General Partner or the Partnership, as applicable. In addition, the Conflicts Committee provided the necessary Special Approval in order to amend the GP LLCA in such manner.

The foregoing description of the GP LLCA Amendment does not purport to be complete and is qualified in its entirety by reference to the GP LLCA Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01 Other Events.

On March 26, 2018, the Partnership issued a press release (the “Press Release”) announcing, among other things, (i) the Partnership’s execution of the Merger Agreement and the GP Purchase Agreement, (ii) the execution of the Credit Agreement Amendment and the Term Loan Amendment and (iii) the commencement of consent solicitations relating to the 2020 Notes and the 2021 Notes (the “Consent Solicitations”). The Press Release describes certain material terms of the Corporate Reorganization, including conditions to closing of the Merger. A copy of the Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

In connection with the Consent Solicitations, the Partnership intends to amend the Indentures to, among other things, (i) exclude the Corporate Reorganization from the definition of “Change of Control” in the 2020 Notes Indenture and the 2021 Notes Indenture, (ii) permit the Corporate Reorganization, (iii) provide for the issuance of an unconditional and irrevocable guarantee of the 2020 Notes and the 2021 Notes by New Legacy and the General Partner, (iv) provide that certain covenants and other provisions under the Indenture previously applicable to the Partnership and its restricted subsidiaries will apply to New Legacy and its restricted subsidiaries, (v) make certain changes to the restricted payments covenant to reflect that the Partnership will no longer be a publicly traded master limited partnership following the Corporate Reorganization and (vi) effect certain other conforming changes.

As previously disclosed in the Press Release, the Partnership owns over 50% of the outstanding principal amount of the 2021 Notes and intends to vote in favor of the proposed amendment relating to the 2021 Notes (the “2021 Notes Supplemental Indenture”). In addition, certain holders of the 2020 Notes holding approximately 32.4% of the outstanding principal amount of the 2020 Notes agreed to permit the Partnership to vote its position in the 2020 Notes in connection with the proposed amendment relating to the 2020 Notes (the “2020 Notes Supplemental Indenture”), and to obligate those holders to vote in favor of the 2020 Notes Supplemental Indenture. The Partnership intends to vote its approximately 22.3% position of the 2020 Notes in favor of the 2020 Notes Supplemental Indenture.

The foregoing descriptions of the 2020 Notes Supplemental Indenture and the 2021 Notes Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the Form of 2020 Notes Supplemental Indenture and the Form of 2021 Notes Supplemental Indenture, which are filed as Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Additional Information and Where to Find It

This communication relates to the proposed corporate reorganization between the Partnership and New Legacy (the “Transaction”). The Transaction will be submitted to the Partnership’s unitholders for their consideration and approval. In connection with the Transaction, Legacy and New Legacy will prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a proxy statement of the Partnership and a prospectus of New Legacy (the “proxy statement/prospectus”). In connection with the Transaction, the Partnership plans to mail the definitive proxy statement/prospectus to its unitholders.

INVESTORS AND UNITHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PARTNERSHIP AND NEW LEGACY, AS WELL AS THE PROPOSED TRANSACTION AND RELATED MATTERS.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

A free copy of the proxy statement/prospectus and other filings containing information about the Partnership and New Legacy may be obtained at the SEC’s Internet site at www.sec.gov. In addition, the documents filed with the SEC by the Partnership and New Legacy may be obtained free of charge by directing such request to: Legacy Reserves LP, Attention: Investor Relations, at 303 W. Wall, Suite 1800, Midland, Texas 79701 or emailing IR@legacylp.com or calling 855-534-5200. These documents may also be obtained for free from the Partnership’s investor relations website at https://www.legacylp.com/investor-relations.

Participants in Solicitation Relating to the Transaction

The Partnership and the General Partner’s directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies from the Partnership’s unitholders in respect of the Transaction that will be described in the proxy statement/prospectus. Information regarding the directors and executive officers of the Partnership’s general partner is contained in the Partnership’s public filings with the SEC, including its definitive proxy statement on Form DEF 14A filed with the SEC on April 10, 2017 and its Current Report on Form 8-K filed with the SEC on February 21, 2018.

A more complete description will be available in the registration statement and the proxy statement/prospectus.

Cautionary Statement Relevant to Forward-Looking Information

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits of the Transaction to the Partnership and its unitholders, the anticipated completion of the Transaction or the timing thereof, the expected future growth, dividends, distributions of the reorganized company, and plans and objectives of management for future operations. All statements, other than statements of historical facts, included in this communication that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future, are forward-looking statements.

Words such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “projects,” “believes,” “seeks,” “schedules,” “estimated,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside the control of the Partnership, which could cause results to differ materially from those expected by management of the Partnership. Such risks and uncertainties include, but are not limited to, realized oil and natural gas prices; production volumes, lease operating expenses, general and administrative costs and finding and development costs; future operating results; and the factors set forth under the heading “Risk Factors” in the Partnership’s filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of March 23, 2018, by and among Legacy Reserves Inc., Legacy Reserves Merger Sub LLC, Legacy Reserves LP and Legacy Reserves GP, LLC.

2.2	GP Purchase Agreement, dated as of March 23, 2018, by and among Legacy Reserves Inc., Legacy Reserves LP, Legacy Reserves GP, LLC, Lion GP Interests, LLC, Moriah Properties Limited, Brothers Production Properties, Ltd., Brothers Production Company, Inc., Brothers Operating Company, Inc., J&W McGraw Properties, Ltd., DAB Resources, Ltd. and H2K Holdings, Ltd.

3.1	Third Amendment to Amended and Restated Limited Liability Company Agreement of Legacy Reserves GP, LLC.

10.1	Ninth Amendment to Third Amended and Restated Credit Agreement, dated as of March 23, 2018, by and among Legacy Reserves LP, as borrower, the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, and the lenders signatory thereto.

10.2	Fourth Amendment to Term Loan Credit Agreement, dated as of March 23, 2018, by and among Legacy Reserves LP, Cortland Capital Market Services LLC and the lenders party thereto.

10.3	Amended and Restated Director Nomination Agreement, dated as of March 23, 2018, by and among Legacy Reserves GP, LLC, Legacy Reserves Inc. and GSO Capital Partners LP.

99.1	Press release, dated March 26, 2018.

99.2	Form of Second Supplemental Indenture (related to 8% Senior Notes due 2020).

99.3	Form of Second Supplemental Indenture (related to 6.625% Senior Notes due 2021).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Legacy Reserves LP

Date: March 26, 2018	By:	/s/ James Daniel Westcott
James Daniel Westcott
President and Chief Financial Officer